BKD COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE BROOKDALE SENIOR LIVING INC. CUSIP 112463 10 4 SEE REVERSE FOR CERTAIN RESTRICTIONS THIS CERTIFIES THAT BY IS THE RECORD HOLDER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01, OF BROOKDALE SENIOR LIVING INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the COUNTERSIGNED AND REGISTERED: Certificate of Incorporation of the Corporation and all amendments thereto, to all of which the holder, by acceptance hereof, assents. This (NEW YORK, N.Y.) Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:AMERICAN STOCK TRANSFER & TRUST COMPANY AUTHORIZED SIGNATURE AND REGISTRAR TRANSFER AGENT SECRETARY CHIEF EXECUTIVE OFFICER AMERICAN BANK NOTE COMPANY.

BROOKDALE SENIOR LIVING INC.
     The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT/TRANS MIN ACT—		Custodian

	(Cust)		(Minor)

under Uniform Gifts/Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED,                                                                                                      HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares

of the Common Stock represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated	X

NOTICE: The Signature(s) To This Assignment Must Correspond With The Name(s) As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.